UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2024

TC Biopharm (Holdings) PLC

(Exact name of registrant as specified in charter)

Scotland	001-41231	N/A
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Maxim 1, 2 Parklands Way, Holytown, Motherwell, Scotland, United Kingdom	ML1 4WR
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +44 (0) 141 433 7557

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing twenty Ordinary Shares, nominal value £0.0001 per share	TCBP	The Nasdaq Stock Market LLC
Ordinary Shares, nominal value £0.0001 per share*	N/A	The Nasdaq Stock Market LLC
Warrants	TCBPW	The Nasdaq Stock Market LLC

* Not for trading, but only in connection with the listing of the American Depositary Shares on The NASDAQ Stock Market LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities

On March 12, 2024, TC Biopharm (Holdings) PLC (the “Company”) issued 623,750 american depositary shares (the “ADSs”) representing 12,475,000 ordinary shares of the Company upon exercise of outstanding warrants resulting in gross cash proceeds to the Company of £986,398 (approximately $1,263,000). The warrants were issued by the Company on August 30, 2023 as previously disclosed on a Report of Foreign Private Issuer filed with the SEC on August 31, 2023. The Company issued the ADSs pursuant to the exemption from the registration requirements of the Securities Act available under Section 4(a)(2).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2024
TC BIOPHARM (HOLDINGS) PLC

	By:	/s/ Martin Thorp
Martin Thorp
Chief Financial Officer

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